Exhibit 10.3



                   ELECTION TO EXTEND THE VESTING PERIOD IN
               LONG-TERM INCENTIVE PLAN OP UNIT AWARD AGREEMENT

      Reference is made to that certain Long-Term Incentive Plan OP Unit Award Agreement (the "Award Agreement"), dated as of March 11, 2005, by and among Reckson Associates Realty Corp. (the "Company"), Reckson Operating Partnership, L.P. (the "Operating Partnership") and Scott H. Rechler (the "Grantee"). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to such terms in the Award Agreement.

      WHEREAS, pursuant to the Award Agreement, the Grantee was granted 200,000 units of a special class of partnership interest in the Operating Partnership (the "2005 Restricted Equity Award");

      WHEREAS, in accordance with Section 2(a) of the Award Agreement, the 2005 Restricted Equity Award will become vested in two equal annual installments on December 31, 2006 and December 31, 2007, provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such dates and the Company has achieved, during the calendar year completed on December 31, 2005, the performance requirement identified in the Award Agreement (the "Performance Requirement"); provided, however, that if the Performance Requirement is not met during the calendar year completed on December 31, 2005, the 2005 Restricted Equity Award will become vested if the Performance Requirement is satisfied on a cumulative and compounded basis during the calendar year completed on December 31, 2006 or December 31, 2007 (the "Extended Performance Requirement");

      WHEREAS, the Grantee, with the consent of the Company and the Operating Partnership, wishes to extend the vesting period of the 2005 Restricted Equity Award to provide that the 2005 Restricted Equity Award will vest over a four-year period in lieu of a two-year period, which extension shall also apply to the Extended Performance Requirement.

      NOW, THEREFORE, the Grantee hereby elects to extend the vesting period of the 2005 Restricted Equity Award as follows:

      1. Section 2(a) of the Award Agreement is hereby replaced in its entirety with the following:

            "(a) 25.0% of the LTIP OP Units will become cumulatively vested on December 31, 2006, December 31, 2007, December 31, 2008 and December 31, 2009 (each, an "Annual Vesting Date"); in each case provided that the Grantee remains in continuous employment with the Company or any of its Affiliates until such date; and provided, further, that any LTIP OP Units which otherwise would become vested on such Annual Vesting Date will not become so vested unless the Company has achieved, during the calendar year completed on December 31, 2005, (i) a total return to shareholders (including all Common Stock dividends and stock appreciation) based on the respective Initial Base Price that either (x) is at or above the 50th percentile of the total return to shareholders achieved by members of the Peer Group during the same period, or (y) subject to the provisions of Section 2(e), equals a total return of at least 9% per annum or


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      (ii) a per share increase in annual Funds from Operations of 5% or more.
      If the vesting performance requirement is not satisfied for the calendar year ending December 31, 2005, the LTIP OP Units will not be forfeited and will become vested on any subsequent Annual Vesting Date on which the vesting performance requirement is satisfied on a cumulative and compounded basis as measured for an extended performance period beginning with the annual period for which the vesting performance requirement was not satisfied through the relevant date. For purposes of this Section, (i) the performance of the Company relative to the performance of members of the Peer Group will be determined using the VWAP for the last ten trading days of the Company's Common Stock and the common stock of the members of the Peer Group at the applicable calendar year end, and (ii) the per annum percentage performance of the Company will be determined using the VWAP for the last ten trading days for the period ending at the applicable calendar year end. If the vesting performance requirement is not satisfied at December 31, 2009, subject to Section 2(d), the LTIP OP Units will be forfeited."

      2. References in Sections 2(b) and 2(c) to "December 31, 2007" shall be deemed to refer to "December 31, 2009."

      3. Except as expressly modified by the foregoing, the Award Agreement remains in full force and effect.



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      IN WITNESS WHEREOF, this Election to Extend the Vesting Period in
Long-Term Incentive Plan OP Unit Award Agreement is executed as of the 12th day of June, 2006.




                                                     /s/ Scott H. Rechler
                                                     --------------------------
                                                     Scott H. Rechler





The foregoing election is hereby agreed to and accepted as of the 12th day of June, 2006.

RECKSON ASSOCIATES REALTY CORP.


By:      /s/ Jason Barnett
   ------------------------------------------
     Name:  Jason Barnett
     Title: Senior Executive Vice President--
            Corporate Initiatives and General
            Counsel



RECKSON OPERATING PARTNERSHIP, L.P.

By:  Reckson Associates Realty Corp,
     its General Partner


By:      /s/ Jason Barnett
   ------------------------------------------
    Name:  Jason Barnett
    Title: Senior Executive Vice President--
           Corporate Initiatives and General
           Counsel



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